UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 19, 2007
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

15985 East High Street, Middlefield, Ohio		44062-0035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (440) 632-1666
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
NOTE: This Form 8-K amends the Form 8-K filed by Middlefield Banc Corp. on November 21, 2007, to disclose the committees of the board of directors to which a new director has been named, as required pursuant to Instruction 2 to Item 5.02 of Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously announced on November 19, 2007, Middlefield Banc Corp.’s (“Middlefield”) Board of Directors (the “Board”) appointed Kenneth E. Jones, Chairman of Emerald Bank, a wholly owned subsidiary of Middlefield, as a director, effective as of January 2, 2008. Mr. Jones is a member of Class I, along with Directors Frank, Halstead, and McCaskey, whose terms expire at the 2008 Annual Meeting of Shareholders. On February 11, 2008, Middlefield’s Board appointed Mr. Jones to the Audit Committee of the Board.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: May 2, 2008	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO